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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         The computation of the weighted average number of shares for the Company is comprised of the following:

                                                    Nine Months Ended          Three Months Ended
                                                      September 30,               September 30,
                                    Number    --------------------------------------------------------
                         Date      of Shares      1997         1996             1997         1996
                      --------------------------------------------------------------------------------
Balance carried        01-Jan-96    4,375,000     4,375,000   4,375,000         4,375,000   4,375,000
forward

Stock issued           01-Apr-97    3,350,000     2,233,333                     3,350,000
                       22-Jul-97        5,000         1,282                         3,804

Conversion of
Series A Preferred                  1,875,000     1,875,000   1,875,000         1,875,000   1,875,000

Less Treasury stock    07-Jul-97     (50,000)       (15,568)                      (46,195)

Less escrow shares                  (498,285)      (498,285)   (498,285)         (498,285)   (498,285)
                                              --------------------------------------------------------

Total                                             7,970,762   5,751,715         9,059,324   5,751,715
                                              ========================================================
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